Exhibit 10(k)
____________


                AMENDED AND RESTATED AGREEMENT
                    OF LIMITED PARTNERSHIP


                              OF


                     PENINSULA OFFICE PARK

              (A California Limited Partnership)


                 Dated as of December 27, 1985

                   AMENDED AND RESTATED AGREEMENT OF LIMITED
                PARTNERSHIP dated as of December 27, 1985, among PENINSULA/DW ASSOCIATES, a California general partnership ("DW"), WILLIAM WILSON III ("Wilson"), MILLER REAM ("Ream"), the limited partners listed in Exhibit A (the "Limited Partners") and the persons listed in Exhibit A-1 (the "Withdrawing Partners"); DW, Wilson and Ream are hereinafter sometimes collectively referred to as the "General Partners"; Wilson, Ream, the Limited Partners and the Withdrawing Partners are hereinafter sometimes collectively referred to as the "Original Partners"; and the General Partners and the Limited Partners are hereinafter sometimes collectively referred to as the "Partners").

                     Preliminary Statement

           Peninsula Office Park, a California limited partnership (the "Partnership"), was formed pursuant to a Limited Partnership Agreement and Certificate dated October 1, 1971 (the "Original Agreement"). A Certificate of Limited Partnership for the Partnership was executed by the parties to the Original Agreement, dated October 1, 1971, and recorded October 6, 1971, in Volume 6025, Page 457 of the Official Records of the County Recorder, County of San Mateo, State of California (the "Original Certificate"). The Partnership was continued and the Original Agreement, as theretofore amended, was amended and restated by a Restatement of Limited Partnership Agreement and Certificate dated as of June 1, 1977 (the "Restated Agreement'). The Original Certificate was amended and restated by the First Amendment to Certificate of Limited Partnership dated July 1, 1977, and recorded July 21, 1977 in Volume 7551, Page 120 of the Official Records of the County Recorder, County of San Mateo, State of California (the "Amended and Restated Certificate"). The Amended and Restated Certificate was amended by the Second Amendment to Certificate of Limited Partnership dated June 29, 1982, and recorded September 30, 1982, as Document Number 82083974 of the Official Records of the County Recorder, County of San Mateo, State of California. The Amended and Restated Certificate was further amended by the Third Amendment to Certificate of Limited Partnership dated June 30, 1982, and recorded December 15, 1982, as Document Number 82110539 of the Official Records of the County Recorder, County of San Mateo, State of California. (The Amended and Restated Certificate, as amended by the Second and Third Amendments to Certificate of Limited Partnership, is hereinafter referred to as the "Certificate"). The Restated Agreement was amended by the First Amendment to Restatement of Limited Partnership Agreement dated June 30, 1982, and the Second Amendment to Restatement of Limited Partnership Agreement dated February 15, 1984 (the Restated Agreement, as so amended, is hereinafter referred to as the "Initial Partnership Agreement").
           DW has acquired portions of the Partnership interests in the Partnership heretofore held by the Original Partners pursuant to a Sale, Purchase and Contribution Agreement dated as of December 27, 1985, between DW and the Partnership (the "Purchase Agreement"). DW desires to have the entire partnership interest which it has acquired be in the form of a general partnership interest and desires to be admitted as a General Partner of the Partnership, and DW and the Original Partners desire to make certain changes in the Initial Partnership Agreement and the Certificate. The parties hereto are entering into this Agreement to evidence their agreements on such matters and to set forth the respective rights and obligations of the parties hereto to each other and to the Partnership.
           In consideration of the foregoing, and of the mutual covenants, conditions and agreements hereinafter set forth, the parties hereto hereby agree that the Initial Partnership Agreement is hereby amended and restated in its entirety to read as follows:
                           ARTICLE I
                Continuation of the Partnership
           SECTION 1.01. Continuation. The Partnership shall, on the terms and conditions hereof, continue its existence, without interruption, as a limited partnership under and subject to the Uniform Limited Partnership Act of the State of California. DW shall be admitted as a General Partner of the Partnership and an amendment to the Certificate (the "New Certificate") shall be filed in the Office of the County Recorder of San Mateo County to reflect such admission and the other matters contained herein.
           SECTION 1.02. Effectiveness. The provisions hereof shall be effective upon the closing of the purchase (the "Closing"; the date on which the Closing occurs is referred to as the "Closing Date") by DW pursuant to the Purchase Agreement of portions of Partnership Interests (as defined in Section 1.07) heretofore held by the Original Partners and shall continue to be effective until termination and liquidation of the Partnership in accordance with the provisions hereof.
           SECTION 1.03. Name. The name of the Partnership shall be PENINSULA OFFICE PARK.
           SECTION 1.04. Place of Business. The principal office and place of business of the Partnership shall be located at 2929 Campus Drive, San Mateo, California 94403, or such other place or places as may from time to time be Approved by the General Partners (as defined in Section 2.01).
           SECTION 1.05. Purpose. The business of the Partnership shall be to acquire, own, improve, manage, operate, lease, mortgage (or otherwise encumber) or otherwise deal with the real property and interests in real property described in Exhibit B (the "Property") and the general partnership interest of the Partnership in Campus Drive (the "Campus Drive Interest") and to engage in any other business as shall be Approved by the General Partners (as defined in Section 2.01). The Property and the Campus Drive Interest are hereinafter sometimes collectively referred to as the "Partnership Assets".
           SECTION 1.06. Authority of Partners. Except as expressly provided in this Agreement, no Partner shall have any authority to act for, or to assume any obligations or responsibility on behalf of, the other Partners or the Partnership.
           SECTION 1.07. Partnership Interests. The "Partnership Interest" of a Partner shall mean the proportional interest of each Partner in the Partnership. The initial Partnership Interests and capital contributions of the Partners are set forth in Exhibit C hereto.

                          ARTICLE II
                          Management
           SECTION 2.01.  Management of the Partnership.
           (a) Subject to the terms hereof, the General Partners, collectively, shall have full, exclusive and complete discretion in the management and control of the business and affairs of the Partnership and in no event shall the Limited Partners take part in the conduct or control of the business and affairs of the Partnership or have any right or authority to act for or bind the Partnership. Except as expressly provided herein to the contrary, only those Major Decisions (as hereinafter defined) with respect to the management and control of the Partnership which are Approved by the General Partners shall be binding on the Partnership and the Partners. When the phrase "Approved by the General Partners" is used in this Agreement, such phrase shall mean (i) for so long as DW, Wilson and Ream remain General Partners, approved by DW and either Wilson or Ream and (ii) if any of DW, Wilson or Ream ceases to be a General Partner, approved by all General Partners. A General Partner shall be deemed to have given approval of a particular action or decision under this Agreement unless such General Partner disapproves (in writing) of such action or decision within 30 days (or 7 days in the case of a particular Major Decision under Section 2.01(b)(iv), (v), (xii) or (xiii) or (xvii) to the extent that such decision under the Campus Drive Partnership Agreement must be made within 7 days) after giving of written notice to such General Partner in accordance with Section 9.02 of request for such approval. The Property shall be managed by a manager (the "Manager"), who shall be designated pursuant to Section 2.02. The Manager shall be responsible for the implementation of the decisions of the General Partners with respect to the Property and for conducting the ordinary and usual business and affairs of the Partnership concerning the Property as more fully set forth in
Section 2.03 and as limited by this Agreement and any management agreement between the Partnership and the Manager. The general affairs of the Partnership shall be managed by the managing general partner (the "Managing General Partner"), who shall be designated pursuant to Section 2.10.
           (b)     No action shall be taken, sum expended,
decision made or obligation incurred by the Partnership, the Manager or any Partner with respect to a matter within the scope of any of the major decisions enumerated below (the "Major Decisions"), unless Approved by the General Partners. The Major Decisions shall include:
           (i)     the acquisition of any land, or other improved
or unimproved real property, or any improvements thereon or interest therein;
           (ii) subject to Article III, the incurrence of any indebtedness for borrowed money by, or the refinancing of any indebtedness of, the Partnership, including, without limitation, the financing or refinancing of the Property or the operations of the Partnership;
           (iii) the sale or other disposition of, or the granting of any mortgage, lien or other encumbrance (other than tenant leases) on, the Partnership Assets or any part thereof;
            (iv)   entering into any lease or other arrangement
     that (A) involves or would result in the leasing of 5,000 or more square feet of net rentable space in the Property pursuant to a single lease or under multiple leases to the same lessee (or its affiliates), (B) provides for annual
     rental or other terms less favorable to the Partnership than the rental and other terms, if any, set forth in any written guidelines Approved by the General Partners (which guidelines shall include, without limitation, terms for free rent and other concessions, effective rent, tenant improvements and expense stop and shall be confirmed or revised as Approved by the General Partners no less frequently than quarterly), (C) provides for a term which, with renewals, is equal to or greater than six years or (D) otherwise varies in any material respect that is adverse to the Partnership from lease forms and rent schedules previously Approved by the General
     Partners;
           (v) the termination or material modification of any lease or other arrangement involving space in the Property if such lease or other arrangement was required (or would have been required if this Agreement had been in effect when such lease or other arrangement was entered into) to be Approved by the General Partners pursuant hereto or if such modification would result in a modified lease or other arrangement that, if it were a new lease, would be required to be Approved by the General Partners pursuant hereto;
           (vi) the construction of any capital improvements, repairs, alterations or changes (other than tenant improvements pursuant to a lease or other arrangement which has been Approved by the General Partners or which does not require such approval) in excess of $10,000 in the aggregate in any one fiscal year (unless specifically set forth in a Budget (as defined in Section 2.04) theretofore Approved by the General Partners), or the making of any lease termination payments (other than pursuant to the terms of a lease or other arrangement which has been Approved by the General Partners or which does not require such approval) in excess of $5,000 in the aggregate in any one fiscal year;
           (vii) the selection or variation of depreciation and accounting methods and other decisions with respect to the treatment of various Partnership transactions for accounting, bookkeeping or tax purposes, and the filing of tax returns by or on behalf of the Partnership, in each case subject to and consistent with the other provisions hereof (including
     Sections 2.08 and 2.09);
           (viii)  the approval of all construction and
     architectural contracts and all architectural plans, specifications and drawings prior to the construction of any new improvements or alterations contemplated thereby (other than tenant improvements pursuant to a lease or other arrangement which has been Approved by the General Partners or which does not require such approval);
           (ix) the selection of all counsel, accountants,
     engineers and architects to be engaged by the Partnership;
           (x) distributions to the Partners, except as set forth in Article IV or V;
           (xi) the approval of each Annual Business Plan (as defined in Section 2.04) pursuant to Section 2.04;
           (xii) the payment or incurrence of any obligation (other than obligations under the express terms of a lease or other arrangement which has been Approved by the General Partners or under a lease that does not require such approval or other obligations incurred in the ordinary course of business to cure violations of law or to cover other nondiscretionary operating expenses) in any fiscal year involving a sum which (A) when added to the other expenditures of the Partnership for such fiscal year, would result in the Partnership having cumulative expenditures in excess of the Budget Approved by the General Partners for such year of more than $25,000, (B) when added to all expenditures in the same category for such fiscal year, would exceed 105% of the amount set forth for such category of expenditures in the Budget Approved by the General Partners for the then lapsed portion of such fiscal year, or (C) is not provided for in or contemplated by the specific categories of expenditures set forth in the Budget Approved by the General Partners;
     provided, however, that, in each of the foregoing cases the Manager shall have the right, without the consent of the General Partners if the Manager shall have first used its best efforts under the circumstances to obtain such consent (except in the case of expenditures not exceeding $1,000, where no such efforts shall be required), to make such repairs and alterations to the Property and to expend such funds (not to exceed $5,000 per incident) as in its reasonable judgment are immediately necessary or advisable in the event of an emergency in order to avoid a violation of law or to prevent injuries to persons or damage to property;
           (xiii) the initiation, defense, adjustment, settlement or compromise of any claim, action, suit or judgment by or against the Partnership involving an amount in excess of $10,000 or any claim for equitable relief;
           (xiv)   subject to Section 2.02(b) and except as
     provided in any management agreement relating to the Property which has been Approved by the General Partners, the entering into of any management or real estate brokerage agreement (whether oral or written) in respect of the Property or any termination or material modification thereof;
           (xv) any modification with respect to the type or amount of insurance coverage to be maintained by the Partnership as set forth in the insurance guidelines attached as Exhibit D hereto (as so revised from time to time the "Insurance Guidelines");
           (xvi) entering into any service, maintenance, employment or similar contract or agreement which is not terminable without penalty on an annual basis on not more than 90 days' notice or which provides for monthly payments by the Partnership (whether actual or accrued) in excess of $500 per month, provided that this $500 limitation shall not apply in any fiscal year if such item is covered in the Budget Approved by the General Partners pursuant to Section 2.04 hereof;
           (xvii) except as contemplated by Section 3.02(c), the exercise of any right or power or the granting of any approval or consent as a general partner of Campus Drive pursuant to the Campus Drive Partnership Agreement or otherwise (other than those actions within the scope of authority of the Partnership as the "Managing General Partner" of Campus Drive, which shall be performed by the Managing General Partner hereunder); and
           (xviii) any other decision or action that is required
     to be Approved by the General Partners pursuant hereto or that may hereafter be Approved by the General Partners as a Major Decision.
           (c) A General Partner shall not be liable, responsible or accountable in damages or otherwise to any other Partner for any act or omission pursuant to the authority granted by this Agreement if such General Partner acted in good faith and in a manner it reasonably believed to be within the scope of the authority granted by this Agreement and in or not opposed to the best interests of the Partnership, provided that such General Partner shall not be relieved of liability in respect of any claim, issue or matter as to which such General Partner shall have been adjudged to be liable for gross negligence, wilful misconduct or material breach of this Agreement in the performance of its fiduciary duty to the Limited Partners; and, subject to such limitation in the case of any such judgment of liability, the Partnership shall indemnify each General Partner against any loss or damage incurred by it and against expenses (including attorneys' fees) actually and reasonably incurred by it (which may be paid as incurred) in connection with the defense or settlement of any threatened, pending or completed action or suit by any person in connection therewith.
           (d) At any time when there shall be only one General Partner, there shall be no sale or other disposition of all or any substantial portion of the Partnership Assets unless such sale or disposition shall have been either approved by the Limited Partners as provided in Section 7.03(f) or approved in writing by a majority in interest of the Limited Partners (based upon Partnership Interests).
           SECTION 2.02. Appointment, Replacement and Resignation of Manager. (a) The General Partners hereby approve the continuation of William Wilson & Associates, as the initial manager of the Property (the "Initial Manager") pursuant to the Management Agreement dated as of December 27, 1985, between the Partnership and the Initial Manager (the "Initial Management Agreement").
           (b) The right of the Partnership to terminate or not renew the Initial Management Agreement (or any subsequent management agreement) pursuant to Section 5.01(a) of the Initial Management Agreement (or the corresponding provisions of any such subsequent management agreement) and, subject to the following, to hire a replacement manager, shall be exercisable by DW on behalf of the Partnership. If DW shall elect to exercise such right of termination or nonrenewal on behalf of the Partnership or if the Initial Manager (or any subsequent Manager) shall resign as Manager or for any other reason cease to be Manager, as soon as reasonably practicable thereafter a list shall be Approved by the General Partners (such approval not to be unreasonably withheld or delayed) which shall set forth the names of three or more responsible parties who will be requested to submit proposals for assuming the role of Manager. In connection with the replacement of the Initial Manager (or any subsequent Manager), Borel Estate Company (the "Ream Company") shall be included on such list, provided that such company is still active in managing office buildings in the San Mateo area. Within 10 days after receipt of such proposals from all persons on such list (and in any event no later than 20 days after such list shall have been Approved by the General Partners), DW shall give each other General Partner a written notice setting forth the name of the party that it has on behalf of the Partnership selected to act as the Manager from among the choices designated on the aforementioned list and the terms of such engagement; provided, however, that if the Manager so selected by DW shall be an affiliate of DW, such appointment shall require the prior written approval of the other General Partners (which approval shall not be unreasonably withheld or delayed). Upon receipt by the other General Partners of any such notice referred to in the preceding sentence (and granting of such consent required from them, if any), the General Partners shall execute on behalf of the Partnership a management agreement with such party and perform such other acts as may be required to appoint such party as the Manager.
           SECTION 2.03. Duties of Manager. The Manager shall implement or cause to be implemented all Major Decisions Approved by the General Partners related to the operation and management of the Property and shall conduct or cause to be conducted the ordinary and usual business and affairs of the Partnership related to the Property in accordance with and as limited by this Agreement and the applicable management agreement. In no event shall the Manager have any authority to make any expenditure or incur any obligation on behalf of the Partnership unless such expenditure or obligation has been specifically provided for in this Agreement or Approved by the General Partners or is made pursuant to an Annual Business Plan Approved by the General Partners.
           SECTION 2.04. Annual Business Plan. Each management agreement shall provide that, not later than 60 days after the effective date of such agreement, and, thereafter, not later than 60 days prior to the end of each fiscal year, the Manager shall prepare and submit to the General Partners an annual report (the "Annual Business Plan") in respect of the Property setting forth (i) an analysis of the business prospects for the Property for the succeeding fiscal year, including an analysis of competitive factors affecting the Property, such as vacancy rates for the local market and rental rates charged for space of similar quality in the area,
(ii) a statement of proposed capital and other improvements to be made in the succeeding fiscal year, including cost and timing estimates therefor and (iii) a proposed operating and capital budget (the "Budget") setting forth the estimated receipts, expenditures, escrow deposits and reserves, if any, of the Partnership for the next succeeding fiscal year. If and when the Annual Business Plan (including the Budget set forth therein, and any modification required by the General Partners) is Approved by the General Partners, the Manager shall implement it and shall be authorized, subject to the requirements of Section 2.01, without the need for further approval by the General Partners, to make the expenditures and incur the obligations provided for in the Budget as so approved.
           SECTION 2.05. Arrangements with Affiliates. (a) Except as may be expressly provided for herein or in the Initial Management Agreement or as may hereafter be Approved by the General Partners, no payment shall be made by the Partnership to a Partner, or any affiliate or employee of a Partner, for the services of such Partner or any affiliate or employee of such Partner. No part of a Partner's central office overhead or general or administrative expenses shall be deemed to be an expense of the Partnership; provided, however, that the reasonable travel and other expenses for twelve trips during the first twelve months following the Closing Date (and such number of trips in succeeding periods as shall reasonably be required) by an officer, partner, employee or representative of DW or any affiliate of DW to attend meetings of the General Partners, to inspect the Property or to examine the books and operations of the Partnership shall be expenses of the Partnership.
           (b) The Partnership shall not enter into any contract, agreement, lease or other arrangement for the furnishing to or by the Partnership of goods, services or space with any person or entity related to or affiliated with a Partner unless such contract, agreement, lease or other arrangement has been specifically Approved by the General Partners; provided, however, that the foregoing shall not restrict the ability of Wilson or his affiliates to bid on providing services (including tenant improvement work) to the Partnership and, if such bid is the lowest or is Approved by the General Partners, from being awarded such contract.
           SECTION 2.06. Fiscal Year. The fiscal year of the Partnership shall end on the last day of December of each year.
           SECTION 2.07. Books and Records; Accountants. (a) The books of account of the Partnership shall be kept and maintained at all times at the place or places Approved by the General Partners and shall be maintained on an accrual basis in accordance with generally accepted accounting principles consistently applied.
           (b) Each Partner shall have the right at all reasonable times during usual business hours to audit, examine and make copies of or extracts from the books of account of the Partnership. Such right may be exercised through any agent, representative, partner, or employee of a Partner designated by it or by an independent public accountant designated by such Partner. Each Partner shall bear all expenses incurred in any examination made by such Partner.
           (c) At the expense of the Partnership, the books of the Partnership shall be examined, audited and certified annually as of the end of each fiscal year by the independent public accounting firm of Peat, Marwick, Mitchell & Co. Such independent public accountants for the Partnership may be changed to any firm of independent public accountants of nationally recognized standing Approved by the General Partners. Peat, Marwick, Mitchell & Co., or any subsequently selected independent public accountants, shall prepare a balance sheet, an income and expense statement and a statement of changes in financial position, all in comparative form and in reasonable detail, and a report setting forth the amount of Net Cash Flow (as defined in Section 4.01) of the Partnership, and the share of the net profits and losses of the Partnership (as defined in Section 6.07) and Net Cash Flow allocable to each Partner, for each fiscal year. The Managing General Partner shall use its best efforts to cause such accountants to prepare such financial statements within 90 days after the end of each fiscal year, and copies of such financial statements and report shall promptly be transmitted by the Managing General Partner to the Partners, together with the report of such accountants covering the results of their audit. Peat, Marwick, Mitchell & Co., or such other accountants, shall also prepare the tax returns of the Partnership (which tax returns shall be satisfactory in form and substance to each General Partner), and the Managing General Partner shall use its best efforts to cause such accountants to prepare such tax returns within 60 days after the end of each fiscal year. The Managing General Partner shall use its best efforts to cause such tax returns to be filed on a timely basis and shall, promptly after the receipt thereof from such accountants, transmit copies thereof to each Partner.
           SECTION 2.08. Depreciation. All depreciation attributable to any step-up in basis of the Property caused by the transactions contemplated by the Purchase Agreement (a "Step-Up") shall be allocated to DW. Each Partner agrees to cooperate with DW and agrees not to contest or take a position inconsistent with DW's obtaining the Step-Up under Section 754 or any other applicable Section of the Internal Revenue Code of 1954, as amended (the "Code"). The basis of the Partnership's depreciable assets and its methods of depreciation shall not be changed without the express approval of DW. The Partnership's real property shall be depreciated using the straight line method of cost recovery and the shortest cost recovery period permitted by the Code. The Partnership's personal property shall be depreciated using accelerated cost recovery.
           SECTION 2.09. Tax Elections. (a) All elections required or permitted to be made by the Partnership under the Code shall be made by the Partnership in such manner as DW may reasonably determine from time to time. In connection with the Step-Up, the Partnership shall make an election pursuant to Section 754 of the Code to adjust the basis of the assets of the Partnership with respect to the transfer to DW of its Partnership Interest pursuant to the Purchase Agreement and shall make an election pursuant to Proposed Treasury Regulation sec. 1.704-1(b) (2)(iv) (c) (1) to make corresponding adjustments to the capital account of DW. Elections which are required or permitted to be made because of a change in the Code (or the enactment of any successor statute) after the date hereof shall be subject to the reasonable approval of the other General Partners; provided that the other General Partners shall not withhold any such approval if failure to grant such approval would have a material adverse effect on DW. No such election shall be inconsistent with the other terms and conditions of this Agreement. Unless otherwise Approved by the General Partners, DW shall be the "tax matters partner" of the Partnership pursuant to Section 6231(a)(7) of the Code. The "tax matters partner" shall not compromise any claim by the Internal Revenue Service with respect to the Partnership or appeal any ruling or decision thereof with respect to the Partnership unless Approved by the General Partners.
           (b) Notwithstanding Section 2.09(a), if a Partner transfers all or part of its interest in the Partnership, any basis adjustment attributable to such transfer, whether made under Section 754 of the Code or otherwise, shall be allocated solely to the transferee (and the Partnership, on request, will make any appropriate elections in connection with such basis adjustment).
           SECTION 2.10. Managing General Partner. (a) The General Partners hereby approve the appointment of Wilson as the initial Managing General Partner. If at any time the Managing General Partner ceases to be a General Partner, such person shall immediately cease to be the Managing General Partner and a successor shall be appointed from among the remaining General Partners as Approved by the General Partners. The Partnership shall reimburse the Managing General Partner for the reasonable out-of-pocket expenses incurred by him in performing his obligations as Managing General Partner (as distinguished from his obligations as a General Partner).
           (b) The Managing General Partner shall be responsible for (i) supervising the performance of the Manager under the applicable management agreement, (ii) implementing or causing to be implemented all Major Decisions Approved by the General Partners to the extent not the responsibility of the Manager under the applicable management agreement and conducting or causing to be conducted the ordinary and usual business and affairs of the Partnership in accordance with and as limited by this Agreement to the extent not the responsibility of the Manager under the applicable management agreement. In no event shall the Managing General Partner have any authority to make any expenditure or incur any obligation on behalf of the Partnership unless such expenditure or obligation has been specifically provided for in this Agreement, Approved by the General Partners or made pursuant to an Annual Business Plan Approved by the General Partners. The parties expressly acknowledge that the position of managing General Partner is ministerial in nature and is not intended to confer upon the Managing General Partner powers or rights greater than those of any other General Partner.
           SECTION 2.11. Appointment of Denison as a General Partner. If at any time both Wilson and Ream cease to be General Partners and at such time the aggregate Partnership Interests of the Limited Partners exceed 25%, then a majority in interest of the Limited Partners (based upon Partnership Interests) shall have the right (exercisable within 60 days after both Wilson and Ream shall have ceased to be General Partners) to appoint Paul M. Denison ("Denison") as a General Partner provided that he at that time satisfies the requirement set forth in Section 7.01(e)(i). If Denison shall be so appointed, upon his assumption, in writing, of all the rights, powers and obligations of a General Partner under this Agreement he shall become a General Partner and his limited Partnership Interest shall be converted to a General Partnership Interest (but he shall have the same right to receive Net Cash Flow, Capital Proceeds, and each item of income, gain, loss, deduction or tax credit of the Partnership as he would have had if not so converted).
           SECTION 2.12. Investment Management Fee. For so long as an investment management agreement between the Partnership and RMS/Liberty Street Associates, an affiliate of DW ("Liberty Street"), shall be in effect, within 30 days after the end of each fiscal quarter and prior to any distribution to Partners pursuant to
Section 5.01 the Partnership shall pay to Liberty Street, as an investment management fee (the "Investment Management Fee"), an amount equal to 1% of the Gross Income of the Partnership (as defined in Section 4.01, but excluding for purposes of this calculation distributions of cash from Campus Drive to the Partnership) for such period. Amounts payable under this Section
2.12 shall be paid prior to distributions to Partners pursuant to
Section 4.02 or 5.01. To the extent that for any period Adjusted Cash Flow (as defined in Section 3.02(f)) after making payments required pursuant to Section 3.02(d) is insufficient to pay the Investment Management Fee, the unpaid portion thereof shall be accrued (without interest) and paid in subsequent periods out of Adjusted Cash Flow or Adjusted Capital Proceeds (as defined in
Section 3.02 (f)), in each case to the extent available after making payments required pursuant to Section 3.02(d) and this Section 2.12.
           SECTION 2.13. Additional Development. The Partners acknowledge that the Property includes a parcel of land adjacent to the Building No. 8 which is suitable for future development as an office building. Under current zoning and land use restrictions, an office building containing approximately 60,000 square feet could be built on such site. It is the intention of the Partners that the Partnership will proceed with the development of that site when it becomes economically advantageous to do so, and Partnership funds may be expended for predevelopment activities, such as soils and engineering studies, schematic design, permit and approval processing and the like as Approved by the General Partners. However, the Partnership will not commit or expend funds for the preparation of construction documents or for actual construction purposes until the development and the method of financing the same shall have been Approved by the General Partners. Nothing contained in this Section 2.13 shall be deemed to create any obligation on the part of any Partner to make any capital contributions or Shortfall Loans to fund the development or construction of improvements on such site.
                          ARTICLE III
                Capital Contributions and Loans
           SECTION 3.01. Capital Contributions. (a) Subject and pursuant to the terms and conditions of the Purchase Agreement, on the Closing Date DW shall make a capital contribution to the Partnership in immediately available funds of $510,000 and the other Partners shall make capital contributions to the Partnership aggregating $165,471. Such capital contributions shall be used to establish a working capital reserve for the Partnership (the "Working Capital Reserve") which shall be used to fund tenant improvements, leasing commissions, other capital expenditures and operating deficits to the extent Approved by the General Partners and for funding the Partnership's required capital contribution to Campus Drive pursuant to Section 3.01(a) of the Campus Drive Partnership Agreement.
           (b) DW agrees to make additional capital contributions to the Partnership from time to time after the Closing Date (up to a maximum aggregate additional capital contribution of $1,676,234) to the extent necessary to cause the Working Capital Reserve as of the end of any calendar month not to be less than $200,000 and to fund the Partnership's required capital contribution to Campus Drive pursuant to Section 3.01(b) of the Campus Drive event to the full amount of its additional capital contributions required under this
Section 3.01(b) by December 31, 1988 (upon notice as provided herein). DW agrees to make such additional capital contributions to the Partnership immediately available funds within 10 days after written request therefor from the Manager or the Managing General Partner. Any such request shall specify the amount of the Working Capital Reserve as of the end of the calendar month preceding the date of such notice and the amount of the additional capital contribution to be made by DW pursuant to this Section 3.01 (b), and in no event may such requests be made more frequently than monthly. Such additional capital contributions shall be added to the Working Capital Reserve and applied as provided in this Agreement.
           (c) After DW has made the maximum additional capital contribution required of it pursuant to Section 3. 01(b) , and in any event by December 31, 1988 (upon notice as provided herein), the Partners (other than DW) agree to make an additional capital contribution to the Partnership of $-0- (to be allocated among them in accordance with their Partnership Interests). Such additional capital contribution shall be made in immediately available funds within 10 days after written request therefor from the Manager or any General Partner specifying that DW has made its maximum additional contribution as aforesaid and the amount of the additional capital contribution to be made by such Partner pursuant to this Section 3.01(c).
           (d) Beginning in January 1989, and annually thereafter, amounts held in the Working Capital Reserve may if so Approved by the General Partners be distributed to the Partners in proportion to their Partnership Interests.
           (e) A Partner shall not have any obligation to the Partnership or to any other Partner to restore any negative balance in the capital account of such Partner. No Partner may withdraw capital or receive any distributions except as specifically provided herein. No interest shall be paid by the Partnership on any capital contributions to the Partnership.
           SECTION 3.02. Shortfall Loans. (a) If at any time prior to December 31, 1993, the Partnership shall require funds in excess of the capital contributions required under Section 3.01 for working capital in connection with the operation and maintenance of the Property, DW shall from time to time make loans to the Partnership (the "First Shortfall Loans") in an aggregate principal amount of up to $872,900 (determined on a cumulative basis). In no event may First Shortfall Loans be used to fund the capital requirements of Campus Drive without the prior written consent of DW.
           If a General Partner reasonably determines that the Partnership requires a First Shortfall Loan as contemplated by the preceding paragraph, such General Partner shall give DW notice (each a "First Shortfall Notice") setting forth the specific purpose for which such First Shortfall Loan is required and the amount required to be loaned by DW (determined as provided above). DW shall within 20 days of receiving a First Shortfall Notice deposit the amount required to be loaned by DW in an account Approved by the General Partners and such funds shall be applied to the purposes Approved by the General Partners consistent with such First Shortfall Notice. All First Shortfall Loans shall mature on December 31, 1995, or upon the earlier termination of the Partnership, and may be repaid out of the proceeds of Additional Shortfall Loans (as defined below) as provided in Section 3.02(b).
           (b)  If the Partnership shall (i) require funds in
excess of the capital contributions required under Section 3.01 and the First Shortfall Loans required pursuant to Section 3.02(a) for working capital in connection with the operation and maintenance of the Property, (ii) require funds to meet its obligation as a general partner of Campus Drive to make "Additional Shortfall Loans" to Campus Drive (as defined in and pursuant to the Campus Drive Partnership Agreement), or (iii) require funds to repay First Shortfall Loans or Additional Shortfall Loans (as hereinafter defined) at the maturity thereof (except upon termination of the Partnership), each Partner shall from time to time make loans ("Additional Shortfall Loans") to the Partnership pro rata based upon their Partnership Interests at the time of the funding of each such Loan.
           If a General Partner reasonably determines that the Partnership requires an Additional Shortfall Loan as contemplated by the preceding paragraph, such General Partner shall give the other Partners notice (each a "Shortfall Notice") setting forth the specific purpose for which such Shortfall Loan is required and the amount required to be loaned by each Partner (determined as provided above) . Each Partner within 20 days of giving or receiving, as the case may be, a Shortfall Notice shall deposit the amount required to be loaned by such Partner in an account Approved by the General Partners and such funds shall be applied to the purposes Approved by the General Partners consistent with such Shortfall Notice. Each Additional Shortfall Loan shall mature on the tenth anniversary of such Loan, or upon the earlier termination of the Partnership.
           (c)  If Campus Drive shall require funds in excess of
the capital contributions and "Mandatory Shortfall Loans" required under the Campus Drive Partnership Agreement for working capital in connection with the operation and maintenance of its property or shall require funds to repay Special Shortfall Loans (as hereinafter defined) at the maturity thereof (except upon termination of the Partnership) and such funds shall not be available to campus Drive on reasonable terms from third party sources, each Partner shall from time to time make loans ("Special Shortfall Loans") to the Partnership in the following proportions: 23.2883% by DW, 11.6908% by Wilson, 11.6908% by Ream and the balance by all Partners (including DW, Wilson and Ream) pro rata based upon their Partnership Interests at the time of the funding of each such Loan.
           If a General Partner reasonably determines that the Partnership requires a Special Shortfall Loan as contemplated by the preceding paragraph, such General Partner shall give the other Partners notice (each a "Special Shortfall Notice") setting forth the specific purpose for which such Special Shortfall Loan is required and the amount required to be loaned by each Partner (determined as provided above). Each Partner within 20 days of giving or receiving, as the case may be, a Special Shortfall Notice shall deposit the amount required to be loaned by such Partner in an account Approved by the General Partners and such funds shall be applied to the purposes Approved by the General Partners consistent with such Special Shortfall Notice. Each Special Shortfall Loan shall mature on the tenth anniversary of the funding of such Loan, or upon the earlier termination of the Partnership.
           The obligations of DW, Wilson and Ream under this Section 3.02(c) shall continue in full force and effect notwithstanding the conversion of any of them to Limited Partners pursuant to Section
3.03 and shall be binding upon their respective heirs, executors, administrators, legal representatives, successors and permitted assigns and enforceable against them as provided in Section 3.02(e).
           First Shortfall Loans, Additional Shortfall Loans and Special Shortfall Loans are sometimes collectively referred to herein as "Shortfall Loans".
           (d)  Each Shortfall Loan shall be evidenced by a note
for each lending Partner maturing as provided in this Section 3.02, setting forth the principal amount of the Shortfall Loan made by such lending Partner and providing for the accrual of interest at the Prime Rate from the date such Shortfall Loan was made pursuant to this Section 3.02. Except as provided in the succeeding sentence, each note shall provide that the principal thereof and the interest thereon shall be due and payable ratably with all other such notes then outstanding. The notes shall be due and payable as follows: (i) current accrued and unpaid interest earned on the notes during any fiscal year of the Partnership shall be due and payable to the extent of, or out of, 100% of the Adjusted Cash Flow for such year, such current interest to be paid quarterly; (ii) unpaid principal on the First Shortfall Loans made by DW shall be due and payable quarterly to the extent of, or out of, 100% of the Adjusted Cash Flow for any fiscal year of the Partnership remaining after payments pursuant to (i) above; (iii) accrued and unpaid interest earned on the notes during prior fiscal years of the Partnership and the principal of the notes (other than principal on the First Shortfall Loans made by DW) shall be due and payable quarterly to the extent of, and out of, 100% of any Adjusted Cash Flow remaining after payments pursuant to (i) and (ii) above; (iv) accrued and unpaid interest (whenever earned) on and principal of (including principal on the First Shortfall Loans) the notes shall be due and payable to the extent of, and out of, 100% of all Adjusted Capital Proceeds; and (v) accrued and unpaid interest (whenever earned) on and principal of (including principal on the First Shortfall Loans) the notes shall be due and payable at maturity thereof. All payments with respect to the notes shall be subordinate with respect to all indebtedness of the Partnership to unaffiliated third parties incurred in accordance with this Agreement. No Partner shall be personally liable to pay any indebtedness evidenced by such notes, and in the event any judgment is obtained by the payee of any such note, enforcement of such judgment shall be limited and restricted to Adjusted Cash Flow and Adjusted Capital Proceeds and any other assets of the Partnership.
           (e) DW has agreed to make its Shortfall Loans in reliance upon the other Partners' agreements to make their Shortfall Loans, and the other Partners have agreed to make their Shortfall Loans in reliance upon DW's agreement to make its Shortfall Loans. The parties acknowledge that such agreements were an inducement, sine qua non, to make their investments in the Partnership and, accordingly, that the performance of such agreements is the basis, sine qua non, on which each of the Partners is to be entitled to receive its interest in Net Cash Flow, Capital Proceeds and each item of income, gain, loss, deduction or tax credit of the Partnership. Therefore, in the event that DW fails to make any Shortfall Loan pursuant to this Section 3.02, in whole or in part, within the time specified in this Section 3.02 for such Shortfall Loan, the other General Partners may send an additional notice to DW setting forth such fact and the amount unpaid, and DW shall have a further period of 10 days to make the full amount of such Shortfall Loan. If at the end of such 10-day period DW shall still have failed to make such Shortfall Loan, in whole or in part, the other Partners may make such Shortfall Loan. If the other Partners make such Shortfall Loan to the Partnership, the Partnership Interests of DW and the other Partners shall each automatically be modified as of the date of such loan so that (y) the Partnership Interest of each Partner (other than DW) shall then be the sum of (i) such Partner's Partnership Interest prior to the making of such loan by such Partner plus (ii) 1/10 of 1% for every $5,000 (pro rated for any portion thereof) then being loaned by such Partner in lieu of the amount required to be loaned by DW; and (z) the Partnership Interest of DW shall then automatically become 100% minus the aggregate of the Partnership Interests (adjusted as aforesaid) of the other Partners.
           In the event that any Partner (other than DW) fails to make any Shortfall Loan pursuant to this Section 3.02 (and no other Partner shall have made such Mandatory Shortfall Loan on his or its behalf), in whole or in part, within the time specified in this
Section 3.02 for such Shortfall Loan, DW may send an additional notice to such Partner (with a copy to the other General Partners) setting forth such fact and the amount unpaid, and such Partner shall have a further period of 10 days to make the full amount of such Shortfall Loan. If at the end of such 10-day period such other Partner shall still have failed to make such Shortfall Loan, in whole or in part, DW may make the Shortfall Loan required of such other Partner. If DW makes such Shortfall Loan to the Partnership, the Partnership Interests of DW and such other Partner shall each automatically be modified as of the date of such loan so that (yy) the Partnership Interest of DW shall then be the sum of (A) its Partnership Interest prior to the making of such loan by DW plus (B) 1/10 of 1% for every $5,000 (prorated for any portion thereof) then being loaned by DW in lieu of the amount required to be loaned by such other Partner; and (zz) the Partnership Interest of such other Partner shall then automatically become 100% minus the aggregate of the Partnership Interests (adjusted as aforesaid) of all Partners (other than the Partner whose Partnership Interest is being adjusted pursuant to this clause (zz)).
           The foregoing rights under this Section 3.02(e) shall be the sole remedy against DW or any other Partner for failing to make any Shortfall Loan. If at any time the adjustments to Partnership Interests pursuant to this Section 3.02(e) would cause a technical termination of the Partnership under Section 708 of the Code, the effectiveness of such adjustments shall, unless otherwise determined by the Partner(s) funding such Shortfall Loan, automatically be delayed until the earliest time at which they could be made without causing such a termination.
           In the event that the Partnership Interest of DW shall be reduced below 20% for any reason, including as a result of dilution of Partnership Interests pursuant to this Agreement, the other General Partners shall have the right, in their sole discretion, to cause DW's general Partnership Interests in the Partnership to be converted to limited Partnership Interests in accordance with
Section 3.03.
           The provisions of this Section 3.02 shall inure solely to the benefit of the Partners and are not made for and shall not benefit any third party. In no event shall any person other than a Partner have any right to enforce the obligations of the General Partners to make Shortfall Loans as provided in this Section 3.02.
           (f)  As used in this Agreement, the following terms
shall have the meanings set forth below:
           "Adjusted Capital Proceeds" shall mean Capital Proceeds (as defined in Section 5.01) without reduction for any interest or principal payments on Shortfall Loans or for payments of the Investment Management Fee pursuant to Section 2.12.
           "Adjusted Cash Flow" shall mean Net Cash Flow (as defined in Section 4.01) without reduction for any interest or principal payments on Shortfall Loans or for payments of the Investment Management Fee pursuant to Section 2.12.
           "Prime Rate" shall mean a rate equal to the sum of the rate publicly announced by Chemical Bank from time to time at its principal office in New York, New York, as its prime rate (or equivalent rate) plus 1% per year (based on the actual number of days elapsed in a 360-day year and with any change in the Prime Rate being effective as of the date announced) , compounded monthly, but in no event greater than the highest rate permitted by applicable law.
           SECTION 3.03. Conversion of a General Partner. Various provisions of this Agreement provide that, upon the occurrence of specified events ("Conversion Events"), a General Partner(s) of the Partnership (the "Former General Partner(s)") may be converted to a Limited Partner(s) of the Partnership automatically upon the occurrence of a Conversion Event or at the direction of some other Partner (the "Directing Partner"). In the case of such conversions requiring action by the Directing Partner, the Directing Partner may at any time within 60 days of receiving actual written knowledge of a Conversion Event deliver a notice to all Partners directing that such a conversion occur, effective upon the date of said delivery.
           Upon any conversion of Wilson's general Partnership Interests under this Section, DW shall have the right, in its sole discretion, to terminate the Initial Management Agreement and all other agreements entered into between the Partnership and Wilson or his affiliates. A conversion under this Section shall not affect any liabilities of the Former General Partner(s) arising with respect to the period prior to the date of said conversion and, except as provided in Section 3.02(c), the Former General Partner(s) shall following such conversion (i) only have such liabilities to the Partners and third parties as a Limited Partner would have hereunder and under California law with respect to the period following such conversion, (ii) have no rights thereafter as a General Partner, or as Wilson, Ream or DW, as the case may be, hereunder and (iii) only have such rights as a Limited Partner hereunder. Notwithstanding the foregoing sentence, any Former General Partner(s) shall have the same right to receive Net Cash Flow, Capital Proceeds, and each item of income, gain, loss, deduction or tax credit of the Partnership as it would have had if not so converted.
           Upon the conversion of the Partnership Interests of Wilson or Ream under this Section (or upon the purchase of the Partnership Interests of either of them by DW), their rights hereunder which are exercisable by them jointly shall automatically be exercisable by whichever of them remains a General Partner hereunder.
           This Agreement shall be deemed amended to reflect a conversion pursuant to this Section or the dilution of a Partner's Partnership Interest pursuant to Section 3.02(e) without any action required of the Partners and the Partners agree to execute all documents, agreements and instruments and to do all things necessary to give effect to this Section and Section 3.02 (e) and the General Partners (other than DW) hereby grant an irrevocable power of attorney to DW, and DW hereby grants an irrevocable power of attorney to such other General Partners, to execute and deliver all such instruments, documents and agreements on their behalf, and each such power of attorney is coupled with an interest and is irrevocable.
                          ARTICLE IV
                 Distribution of Net Cash Flow
           SECTION 4.01. Definition of Net Cash Flow. As used herein, the term "Net Cash Flow" for any period shall mean Gross Income for such period minus (i) Operating Expenses, (ii) payments on indebtedness of the Partnership (including Shortfall Loans),
(iii) leasing commissions, (iv) capital expenditures, (v) costs of putting any tenant into possession and (vi) payments required pursuant to Section 2.12, in each case for the same period. "Gross Income" in respect of any period shall mean the gross amount of all revenues received by the Partnership, calculated on a cash or accrual basis, whichever is less, for such period, including rent, additional rent, insurance proceeds paid in respect of a business interruption or rental income interruption and distributions to the Partnership from Campus Drive (other than distributions of "Capital Proceeds" as defined in the Campus Drive Partnership Agreement), but shall not include capital contributions, Shortfall Loans or other loans by the Partners to the Partnership or Capital Proceeds. "Operating Expenses" in respect of any period shall mean the total amount of all costs and expenses accrued by the Partnership in connection with the collection of Gross Income and in the maintenance, management, administration, operation, repair and replacement (other than capital improvements) of the Property for such period, including, without limitation, advertising costs; real and personal property taxes, assessments and other charges; all taxes upon the gross rental income derived from the Property; water and sewer charges; insurance premiums; annual charges for licenses, permits and inspections; heat, lights, power, steam, and any other utility charges; janitorial services; maintenance and service agreements on equipment servicing the Property; window cleaning; garbage services; costs of air conditioning; costs of supplies, materials, equipment and tools; the cost of contesting the applicability to the Property or the validity of any statute, ordinance, rule or regulation affecting the Property; attorneys' and accountants' fees incurred in connection with the ordinary course of business; and reasonable reserves for working capital, capital expenditures and contingencies.
           SECTION 4.02. Distribution of Net Cash Flow. Within 30 days after the end of each fiscal quarter, Net Cash Flow for such fiscal quarter shall be distributed among the Partners pro rata in accordance with their Partnership Interests.
                     ARTICLE V
                Proceeds of Sale and Refinancing
           SECTION 5.01. Distribution of Capital Proceeds. (a) As used herein, the term "Capital Proceeds" shall mean any net proceeds (including distributions to the Partnership from Campus Drive of "Capital Proceeds" as defined in the Campus Drive Partnership Agreement) after payment of all Partnership debts (other than accounts payable incurred in the ordinary course of business which are reserved for) then due and payable (including, without limitation, all Shortfall Loans and other borrowings of the Partnership, discount points, sales expenses, legal costs, marketing costs, loan fees, and any other costs associated with the sale, exchange, condemnation, casualty or other disposition of the Property or a part thereof), the establishment of appropriate reserves as Approved by the General Partners and the making of payments required pursuant to Section 2.12 arising from (i) the sale, exchange, or other disposition of the Partnership Assets or any part thereof or underlying interest associated therewith or (ii) the financing or refinancing (but not including any loans made by Partners), condemnation (or transfer in lieu thereof) or casualty of the Partnership Assets or any part thereof or underlying interest associated therewith (to the extent such proceeds of casualty or condemnation are not used for repair or restoration and excluding insurance proceeds paid in respect of a business interruption or rental income interruption) (a "Capital Transaction").
           (b) Capital Proceeds shall be distributed among the Partners pro rata in accordance with their Partnership Interests; provided, however, that Capital Proceeds from a disposition of all or substantially all the Partnership Assets and any Capital Proceeds distributed upon liquidation shall be distributed in accordance with the Partners' capital accounts as adjusted pursuant to Article VI for all Partnership operations up to and including such liquidation.
                          ARTICLE VI
                      Profits and Losses
           SECTION 6.01. Capital Accounts. There shall be established for each Partner on the books of the Partnership a capital account. The capital account of each Partner on the Closing Date shall be as set forth in Exhibit C. Each Partner's capital account on the Closing Date shall thereafter be credited with the amount of all cash contributions by a Partner to the Partnership made after the Closing Date. It shall be increased by the amount of any income or gain allocated to a Partner pursuant to Sections 6.02 and 6.03 and by the Partner's share of any income of the Partnership exempt from tax, and decreased by (i) the amount of all losses allocated to a Partner pursuant to Sections 6.02 and 6.04 and by the Partner's share of any expenditures of the Partnership not deductible in computing its taxable income and not properly chargeable to the capital account and (ii) all amounts distributed to a Partner (and not returned by such Partner) pursuant to Sections
4.02 and 5.01. The making, repayment and payment of interest on loans by Partners to the Partnership (including Shortfall Loans) shall not affect capital accounts. Unless such income or expenditures is directly traceable to any Partner, each Partner's share of income of the Partnership exempt from tax and of any expenditures of the Partnership not deductible in computing its taxable income and not properly chargeable to capital account for any fiscal year shall equal such Partner's share of the Partnership's net profits or losses (as the case may be) for such fiscal year.
           SECTION 6.02. Net Profits and Losses. Subject to Sections 6.03 and 6.04, the net profits and losses of the Partnership and each item of income, gain, loss, deduction or credit entering into the computation thereof shall be allocated among the Partners and credited to the capital accounts of the Partners and credited to the capital accounts of the Partners in accordance with their respective Partnership Interests; provided, however, that until DW's capital account equals zero all net losses of the Partnership shall be allocated 100% to DW. Notwithstanding anything else contained herein, any depreciation or other tax benefits attributable to the Step-Up shall be allocated solely to DW.
           SECTION 6.03. Capital Profits. The net profits of the Partnership arising from a Capital Transaction (whether of the Partnership or campus Drive) shall be allocated among, and credited to the capital accounts of, the Partners in the following order of priority:
           (a) first, an amount of net profits equal to the aggregate negative capital accounts (as reflected on the books of the Partnership immediately prior to such Capital Transaction after allocating all net profits and losses and charging for prior distributions) of all Partners who have such negative capital accounts shall be allocated among such Partners in proportion to their respective negative capital accounts;
           (b)  second, an amount of any remaining net profits
equal to the excess of (x) the Capital Proceeds to be distributed to the Partners with respect to such Capital Transaction pursuant to
Section 5.01 (without regard to the proviso set forth in Section 5.01(b)), over (y) the aggregate capital accounts (as adjusted to reflect the allocation of net profits pursuant to subparagraph (a) above) of all Partners shall be allocated among all Partners to whom such Capital Proceeds are to be distributed in proportion to their respective shares of such excess of (x) over (y) in order to bring the capital account balance of each Partner up to an amount equal to the amount of Capital Proceeds to be distributed to such Partner pursuant to Section 5.01 (without regard to the proviso set forth in
Section 5.01(b)); and
           (c) any remaining net profits shall be allocated in the same proportions that an amount of Capital Proceeds equal to such remaining net profits would be distributed pursuant to Section 5.01 were such Capital Proceeds to be distributed in addition to the Capital Proceeds actually distributed to the Partners pursuant to
Section 5.01 (without regard to the proviso set forth in Section
5.01(b)).
           SECTION 6.04. Capital Losses. The net losses of the Partnership arising from a Capital Transaction (whether of the Partnership or Campus Drive) shall be allocated among and charged to the capital accounts of the Partners in the following order of priority:
           (a) first, an amount of loss equal to the excess of (x) the aggregate positive capital accounts (as reflected on the books of the Partnership prior to such Capital Transaction) of all Partners who have positive capital accounts over (y) the aggregate Capital Proceeds to be distributed to such Partners with respect to such Capital Transaction pursuant to Section 5.01 (without regard to the proviso set forth in Section 5.01(b)) shall be allocated among such Partners in proportion to their respective shares pursuant to
Section 5.01 (without regard to the proviso set forth in Section 5.01(b)) of such excess of (x) over (y); and
           (b)  any remaining loss shall be allocated among
Partners pro rata in accordance with their Partnership Interests.
           SECTION 6.05. Distribution in Kind. In case any of the assets of the Partnership are distributed in kind, the capital account of the Partners receiving such assets shall be adjusted as if the Partnership had sold the distributed assets for their fair market value on the date of distribution and the resulting gain or loss had been allocated to the Partners pursuant to Section 6.03 or 6.04, as the case may be.
           SECTION 6.06. Depreciation Recapture. Any gain recognized upon a Capital Transaction that is characterized as ordinary income pursuant to Sections 1245 or 1250 of the Code and any recapture of investment tax credit shall, to the extent possible, without increasing the total gain allocated to a Partner on such Capital Transaction pursuant to Section 6.03, be allocated to the Partners in the same proportions that the Partners shared the depreciation deductions giving rise to such ordinary income or such investment tax credit.
           SECTION 6.07. Definition of Net Profits and Losses. The "net profits" and "net losses" of the Partnership shall be the net profits and losses of the Partnership for Federal income tax purposes as determined by the independent public accountants referred to in Section 2.07(c) and Approved by the General Partners.
                          ARTICLE VII
                    Transfers; Termination
           SECTION 7.01.  Transfer of General Partner's Interests.
(a) A General Partner may sell, assign, mortgage, pledge, grant a security interest in or otherwise transfer its Partnership Interest, whether voluntarily or by operation of law, only as provided in this Agreement. Any unpermitted sale, assignment, mortgage, pledge or transfer of, or grant of a security interest in, the Partnership Interest of a General Partner shall be null and void.
           (b)  Except as provided in Sections 2.11, 7.03(d) and
(f) and 7.07, neither a proposed additional General Partner in the Partnership nor a proposed successor to a withdrawing, retiring or removed General Partner shall be admitted as a General Partner unless such person is accepted as a General Partner by all the other General Partners. Such proposed additional or successor General Partner shall be admitted as a General Partner immediately after such acceptance is given and upon such person's assumption, in writing, of all the rights, powers and obligations of a General Partner under this Agreement.
           (c) Wilson agrees that he (i) shall, at all times while William Wilson & Associates is the Manager, be active in the management and decision-making process of such corporation and own at least 51% of the stock thereof, (ii) shall own (individually or together with his Permitted Transferees, as defined in Section 9.13), at all times, Partnership Interests (general and/or limited) aggregating at least 10% and (iii) shall not sell, assign, mortgage, pledge, grant a security interest in or otherwise transfer any portion of such Partnership Interests in the Partnership without the prior written approval of DW or as otherwise permitted by this Agreement; provided, however, that Wilson may assign portions of his Partnership Interest (in the form of limited Partnership Interests) to (x) his Permitted Transferees (provided that such transfer is subject to a limitation that no further assignment, sale, mortgage, pledge or other transfer of such interest may be made except to Wilson or a Permitted Transferee of Wilson) and (y) to third parties so long as after giving effect to such assignment Wilson (individually or together with his Permitted Transferees) shall retain Partnership Interests aggregating at least 10%. If Wilson fails, at any time, to satisfy any of the requirements set forth in this Section 7.01(c) for any reason, including as a result of any dilution pursuant to the terms of this Agreement or as a result of the decision of any court or other governmental body, DW shall have the right (which shall be its sole remedy for a breach of these requirements), exercisable in its sole discretion within 90 days after DW has knowledge of the event giving rise to such right, to cause all of Wilson's Partnership Interests to be converted to limited Partnership Interests pursuant to Section 3.03 and/or to terminate the Initial Management Agreement and/or to terminate all other agreements entered into between the Partnership and Wilson or his affiliates.
           (d) Ream agrees that he (i) shall, at all times while the Ream Company is the Manager, if any, be active in the management and decision-making process of such corporation and own at least 51% of the stock thereof, (ii) shall own (individually or together with his Permitted Transferees), at all times, Partnership Interests (general and/or limited) aggregating at least 10% and (iii) shall not sell, assign, mortgage, pledge, grant a security interest in or otherwise transfer any portion of such Partnership Interests in the Partnership without the prior written approval of DW or as otherwise permitted by this Agreement; provided, however, that Ream may assign portions of his Partnership Interest (in the form of limited Partnership Interests) to (x) his Permitted Transferees (provided that such transfer is subject to a limitation that no further assignment, sale, mortgage, pledge or other transfer of such interest may be made except to Ream or a Permitted Transferee of
Ream) any (y) to third parties so long as after giving effect to such assignment Ream (individually or together with his Permitted Transferees) shall retain Partnership Interests aggregating at least 10%. If Ream fails, at any time, to satisfy any of the requirements set forth in this Section 7.01(d) for any reason, including as a result of any dilution pursuant to the terms of this Agreement or as a result of the decision of any court or other governmental body, DW shall have the right (which shall be its sole remedy for a breach of these requirements), exercisable in its sole discretion within 90 days after DW has knowledge of the event giving rise to such right, to cause all of Ream's Partnership Interests to be converted to limited Partnership Interests pursuant to Section 3.03 and/or to terminate all agreements (including any management agreement) entered into between the Partnership and Ream or his affiliates.
           (e) Denison agrees that if he shall become a General Partner of the Partnership pursuant to Section 2.11, he (i) shall own (individually or together with his Permitted Transferees), at all times thereafter, Partnership Interests (general and/or limited) aggregating at least 10% and (ii) shall not thereafter sell, assign, mortgage, pledge, grant a security interest in or otherwise transfer any portion of such Partnership Interests in the Partnership without the prior written approval of DW or as otherwise permitted by this Agreement; provided, however, that Denison may assign portions of his Partnership Interest (in the form of limited Partnership Interests) to his Permitted Transferees (provided that such transfer is subject to a limitation that no further assignment, sale, mortgage, pledge or other transfer of such interest may be made except to Denison or a Permitted Transferee of Denison). If Denison fails, at any time, to satisfy any of the requirements set forth in this Section 7.01(e) for any reason, including as a result of any dilution pursuant to the terms of this Agreement or as a result of the decision of any court or other governmental body, DW shall have the right (which shall be its sole remedy for a breach of these requirements), exercisable in its sole discretion within 90 days after DW has knowledge of the event giving rise to such right, to cause all of Denison's Partnership Interests to be converted to limited Partnership Interests pursuant to Section 3.03.
           SECTION 7.02. Options on Bankruptcy, Etc. (a) If DW shall be bankrupt, then the other General Partners (at their option) shall have the right, in addition to any other rights or claims for damages or specific performance, to purchase the entire Partnership Interest of DW at the fair market value thereof (as determined pursuant to Section 7.09) and/or to cause DW's entire Partnership Interest to be converted to a limited Partnership Interest pursuant to Section 3.03. Any purchase of the Partnership Interests of DW hereunder shall be consummated within 90 days after the final determination of the purchase price therefor and the purchase price shall be paid by certified check or by wire transfer of immediately available funds to an account to be designated by DW.
           (b) If any General Partner (other than DW) shall be bankrupt (such General Partner being hereinafter called the "Bankrupt Partner"), then DW (at its option) shall have the right, in addition to any other rights or claims for damages or specific performance, to purchase the entire Partnership Interest of the Bankrupt Partner at the fair market value thereof (as determined pursuant to Section 7.09) and/or to cause such Bankrupt Partner's entire Partnership Interest to be converted to a limited Partnership Interest pursuant to Section 3.03. Any purchase of the Partnership Interests of the Bankrupt Partner hereunder shall be consummated within 90 days after the final determination of the purchase price therefor and the purchase price shall be paid by certified check or by wire transfer of immediately available funds to an account to be designated by the Bankrupt Partner.
           (c) If any General Partner shall be dead, insane, incompetent, incapacitated, dissolved, liquidated or its existence shall be otherwise terminated, such General Partner's entire Partnership Interest shall automatically, without further act by any Partner, become converted to a limited Partnership Interest pursuant to Section 3.03 as of the date of the occurrence of such event.
           SECTION 7.03. Right of First Offer. (a) At any time after the eighth anniversary of the Closing Date if there shall be more than one General Partner the Partners (other than DW) as a group (the "Other Partners") shall have the right to sell all (but not part) of their Partnership Interests to any third party and DW shall have the right to sell all (but not part) of its Partnership
interests to any third party;   provided, however, that DW shall
first be obligated to offer to sell all its Partnership Interests to the Other Partners (the "Other General Partners"), and the Other Partners shall first be obligated to offer to sell all their Partnership Interests to DW, in each case pursuant to the provisions of this Section 7.03; provided, further, that upon the sale of any General Partnership Interests by any of the Other General Partners pursuant to this Section 7.03 (other than to DW) such general Partnership Interests shall automatically be deemed converted to limited Partnership Interests pursuant to Section 3.03. In order to initiate its right to sell its Partnership Interests to a third party, the Other Partners or DW, as the case may be (hereinafter called "Seller") shall deliver a notification to the General Partner or General Partners, as the case may be, entitled pursuant to the preceding sentence to be given a right of offer (the "First Offer Notification") describing a proposed offer to sell such Partnership Interests for a price specified in such First Offer Notification (the "First Offer Sale Price"). The First Offer Notification shall
(i) advise that Seller desires to sell all its Partnership Interests to a third party (which third party need not be named or then known), (ii) state the proposed First Offer Sale Price, (iii) set forth the other material terms of the proposed offer, which must include an earnest money deposit equal to at least 5% of the cash portion of the First Offer Sale Price (the "First Offer Deposit") and a statement of who will pay for transfer taxes and other closing costs (the "Other First Offer Sale Terms"), and (iv) give DW or the Other General Partners, as the case may be, the option to purchase such Partnership Interests at the First Offer Sale Price and upon the Other First Offer Sale Terms or to consent to the sale of the Partnership Assets (which in the case of the Campus Drive Interest may be through the sale of all such Interest or the underlying property, as Seller may elect) at a price not less than a price directly proportional to the First Offer Sale Price (e.g., if the Selling General Partner's Partnership Interest is 50%, then all Partnership Assets may be sold at a price equal to 200% of the First Offer Sale Price) and consistent with the Other First Offer Sale Terms.
           (b) Within 30 days after the giving of the First Offer Notification, DW or the Other General Partners, as the case may be, shall give notice to the Seller (which in the case of the Other Partners as a group as Seller may be given to any of the Other General Partners as representative of the Other Partners) of either:
           (i) Election to purchase such Partnership Interest, in which event such notice shall be sent with evidence that the First Offer Deposit has been paid to an escrow holder approved by the Seller, to be distributed as provided herein, together with appropriate acknowledgment under California law of the First Offer Deposit as liquidated damages in the event of a default; or
           (ii) Election to consent to the sale of all the Partnership Assets, in which event the Seller shall use all reasonable efforts to arrange for such sale; or
           (iii) Election not to purchase such Partnership Interest or to consent to the sale of all the Partnership Assets, in which event the Seller shall have the right to offer to sell and to sell such Partnership Interests to any third party upon terms and conditions no less favorable to the Seller than the First Offer Sale Price and the Other First Offer Sale Terms; provided such a sale is the subject of a binding contract within 12 months of, and closes within 18 months of, the giving of the First Offer Notification.
If DW or the Other General Partners, as the case may be, do not give notice to the Seller in answer to the First Offer Notification within the 30-day period as provided herein, it or they shall be deemed to have given the answer set forth in clause (iii) above.
           (c) The closing of any purchase and sale of Partnership Interests pursuant to Section 7.03 (b) (i) shall take place not later than 180 days after the Seller gives the First Offer Notification.
           (d) At the closing of the sale of Partnership Interests pursuant to Section 7.03(b)(i) or (iii), the Partnership and the Partners shall execute and deliver such instruments as shall be appropriate to transfer such Partnership Interests and, if necessary, in the case a sale by the Other Partners to admit such purchaser as a Limited Partner (and in the case of a sale by DW, to admit such purchaser as a General Partner), such purchaser shall simultaneously pay to the Seller the cash portion of the First Offer Sale Price (less the amount of the First Offer Deposit already paid, which shall be released from escrow to the Seller) and the Partners and the purchaser shall perform the Other First Offer Sale Terms to be performed by them.
           (e) In the event that DW or the Other General Partners, as the case may be, default in any obligation to purchase a Partnership Interest pursuant to this Section 7.03, then the Seller shall be paid the First Offer Deposit as liquidated damages and may, at any time for a period of 18 months after such default, sell all its Partnership Interests to any person at such price and on such terms as Seller may determine.
           (f) At any time after the eighth anniversary of the Closing Date if there shall be only one General Partner such General Partner shall have the right to sell all (but not part) of its Partnership Interests (general and limited) to any third party, subject to the limitations of this Section 7.03(f). In order to initiate its right to sell all its Partnership Interests to a third party, such General Partner shall deliver to the Limited Partners a notification (the "Sole GP Notification") which shall (i) advise that such General Partner desires to sell all its Partnership Interests to a third party (which third party and the terms of such sale need not be specified or then known) and (ii) give the Limited Partners the option to consent to the sale of all the Partnership Assets (which in the case of the Campus Drive Interest may be through the sale of such Interest or the underlying property, as such General Partner may elect) on such terms as such General Partner, in good faith, deems to be fair and reasonable. Within 30 days after the giving of the Sole GP Notification, a majority in interest of the Limited Partners (based upon Partnership Interests) shall give notice to such General Partner of either:
           (i) Election to consent to the sale of all the Partnership Assets, in which event such General Partner shall use all reasonable efforts to arrange for such sale; or
           (ii) Election not to consent to the sale of all the Partnership Assets, in which event such General Partner shall have the right at any time thereafter to offer to sell and to sell all its Partnership Interests to any third party upon such terms and conditions as it in its sole discretion deems appropriate; provided such a sale closes within 18 months of the giving of the Sole GP Notification.
If a majority in interest of the Limited Partners (based upon Partnership Interests) does not give notice to the General Partner in answer to the Sole GP Notification within the 30-day period as provided herein, they shall be deemed to have given the answer set forth in clause (ii) above. At the closing of any purchase and sale of Partnership Interests pursuant to this Section 7.03(f), the Partnership and the Partners shall execute and deliver such instruments as shall be appropriate to transfer such Partnership Interests and admit such purchaser as the General Partner.
           SECTION 7.04.  Transfer of Limited Partner's Interests.
(a) The bankruptcy, dissolution, death, insanity, incompetency or legal incapacity of a Limited Partner shall not dissolve or terminate the Partnership. Upon the occurrence of any such event, the legal representative of such Limited Partner shall be deemed to be the assignee of such Limited Partner's Partnership Interest and may become a substituted Limited Partner upon the terms and conditions set forth in Section 7.05.
           (b) A Limited Partner may sell, assign, mortgage, pledge, grant a security interest in or otherwise transfer its Partnership Interest, whether voluntarily or by operation of law, only as provided in this Agreement. Any unpermitted sale, assignment, mortgage, pledge or transfer of, or grant of a security interest in, the Partnership Interest of a Limited Partner shall be null and void. Except as otherwise provided in this Agreement, a Limited Partner may assign all or any portion of its Partnership Interest to a Permitted Transferee of such Limited Partner. A Limited Partner may assign all (but not part) of its Partnership Interest to a third party if such assignment is Approved by the General Partners, such approval not to be unreasonably withheld.
Any other assignment by a Limited Partner of its Partnership Interest may occur only if Approved by the General Partners, which approval may be arbitrarily withheld. Upon any approved assignment pursuant to this Section 7.04(b), the assignee of such interest shall become a substituted Limited Partner only upon the terms set forth in Section 7.05.
           SECTION 7.05. Substituted Limited Partners. (a) If Approved by the General Partners (which approval may be granted or denied in their sole discretion), any person who acquires the Partnership Interest, or any part thereof, of a Partner may be admitted as a substituted Limited Partner.
           (b) The admission of an assignee as a substituted Limited Partner shall be conditioned upon the assignee's written acceptance and adoption of all the terms and provisions of this Agreement. Any such assignee not admitted as a substituted Limited Partner shall not have any rights of a Limited Partner but shall have only the right to receive a ratable portion of the Net Cash Flow, Capital Proceeds and net profits and losses relating to the Partnership Interest or part thereof assigned.
           (c) Any person who acquires all or any part of a Partner's Partnership Interest shall, whether or not admitted to the Partnership as a Partner, acquire the rights to the ratable portion of the Net Cash Flow, Capital Proceeds, and net profits and losses relating to such Partnership Interest or part thereof assigned.
           SECTION 7.06. Restrictions on Transfer. (a) In addition to any other limitations contained in this Agreement, no Partner shall assign, sell, mortgage, pledge, grant a security interest in or otherwise transfer, whether voluntarily or by operation of law, its Partnership Interest or its share of the net profits and losses, Net Cash Flow or Capital Proceeds (i) for a period of 18 months following the Closing Date, (ii) unless such Partner complies with the applicable provisions of Federal and state securities laws or (iii) at any time prior to the eighth anniversary of the Closing Date if such action would cause a technical termination of the Partnership under Section 708 of the Code.
           (b)  Notwithstanding anything contained in this
Agreement to the contrary, no Partner shall be permitted to assign, sell, mortgage, pledge, grant a security interest in or otherwise transfer its Partnership Interest or its share of the net profits and losses, Net Cash Flow or Capital Proceeds after a General Partner has given a First Offer Notification or a Sole GP Notification if the effect of such action would be to prevent such General Partner from selling its Partnership Interest pursuant to
Section 7.03 as a result of the restrictions contained in Section 7.06(a). The foregoing restriction shall remain in effect until such General Partner has so sold its Partnership Interest pursuant to Section 7.03 or until the right to so sell its Partnership Interest after giving any such notice shall expire, whichever shall occur first.
           SECTION 7.07. Syndication. Notwithstanding anything to the contrary contained in this Agreement, POP/DW Associates, a California Limited Partnership ("POP/DW") , a general partner of DW, shall have the right (in its sole discretion) at any time, to implement a plan of syndication (the "Plan of Syndication") of the limited partnership interests in POP/DW and/or to assign all or any portion of its partnership interests in DW to Dean Witter Realty Growth Properties, L.P. ("Growth Properties") (and, in the case of an assignment of all its partnership interests in DW to Growth Properties, Growth Properties may become a General Partner hereunder and assume all the rights and obligations of DW hereunder provided that Growth Properties agrees in writing to be bound hereby). Additionally, the partnership interests of DW (and of its partners) shall be subject only to those transfer restrictions, if any, which DW (or its partners), in their sole discretion, shall elect to impose; provided, however, that at all times (except after a sale by DW of its Partnership Interests pursuant to Section 7.03) an affiliate of Dean Witter Reynolds Inc. or a person controlled by John J. Preotle, Jr., William B. Smith, E. Davisson Hardman, Jr., Warren B. Lane and Peter J. Carr, or any of them, or of which any of them shall be general partners, shall be or remain a general partner of DW. All Partners agree to cooperate fully with DW and POP/DW in connection with the implementation of the Plan of Syndication but only to the extent that such cooperation does not make them an "issuer" under the Securities Act of 1933, as amended (the "Securities Act"), or does not otherwise create additional liability for them under the Securities Act or the Securities Exchange Act of 1934, as amended (the "Exchange Act"). POP/DW agrees to permit the other General Partners to review and approve all offering materials used in connection with the Plan of Syndication, such approval not to be unreasonably withheld and to be deemed given if written objection to such materials is not received by POP/DW within 15 days after receipt of such materials by the other General Partners. All out-of-pocket expenses incurred by the General Partners in connection with such review (up to a maximum of $5,000) shall be reimbursed by the Partnership. POP/DW agrees that the Plan of Syndication will be conducted in accordance with all applicable Federal and state securities laws. POP/DW further agrees to indemnify and hold harmless the Partners from and against any and all losses, claims, damages, liabilities, costs and expenses (including reasonable attorney's fees) to which they may become subject under the Securities Act, Exchange Act, any other Federal or state law, statute, or regulation, at common law or otherwise, arising out of or based on (i) any untrue statement or alleged untrue statement of a material fact made in connection with any sale of limited partnership interest in POP/DW through the Plan of Syndication, (ii) the omission or alleged omission to state a material fact required to be stated or necessary to make the statements made in connection with any such sale not misleading,
(iii) the failure to register or qualify such sales under the Securities Act or under state securities laws or (iv) any violation of any rule or regulation promulgated under the Securities Act, the Exchange Act or any Federal or state statute or regulation applicable to any such sale. Notwithstanding anything to the contrary contained in this Agreement, this indemnity shall not apply to any losses, claims, damages or liabilities arising out of or based upon any untrue statement of a material fact or omission of any material fact made in reliance upon and in conformity with (i) representations and warranties of the Partnership in the Purchase Agreement or of Campus Drive in the Campus Drive Purchase Agreement or (ii) information (including financial statements) furnished in writing by any General Partner (other than DW) expressly for use in connection with any such sale.
           SECTION 7.08. Termination. (a) The Partnership shall terminate upon the first to occur of any of the following events or dates:
           (i)  by mutual agreement of the General Partners;
           (ii)  December 31, 2025;
           (iii) the sale or other disposition of all the assets of the Partnership and receipt of consideration therefor; or
           (iv) in the event of the bankruptcy, death, insanity, incompetence, liquidation, termination or legal incapacity of a General Partner (except in any case in which a General Partner which is a partnership shall be reconstituted by its remaining partners following any liquidation or dissolution caused by the legal incapacity of one or more of its partners), unless any of the remaining General Partners elect within 60 days of the termination required under this clause
     (iv) to continue the business of the Partnership for the balance of the term specified in Section 1.02.
           (b) Contemporaneously with any disposition of the Partnership Assets pursuant to any provision of this Article VII or upon termination of the Partnership under Section 7.08(a), the Partnership shall, to that extent (but only to the extent) of the assets of the Partnership, discharge the obligations (including establishment of necessary reserves) and pay the indebtedness of the Partnership (including Shortfall Loans) and distribute the balance, if any, of the assets of the Partnership to the Partners in the order of priority set forth in Section 5.01. After the foregoing has been accomplished, the Partnership shall be deemed liquidated and this Agreement shall terminate and no Partner shall have any further rights or obligations hereunder. The liquidation of the Partnership and the termination of the business and affairs of the Partnership shall be conducted by the General Partners jointly. During such period, the business and affairs of the Partnership shall be conducted so as to maintain and preserve the assets of the Partnership in a manner consistent with the liquidation of the Partnership.
           SECTION 7.09. Appraisal. In the event that it becomes necessary, under the terms of this Agreement, to determine the fair market value of a Partnership Interest, such value shall be determined by appraisal, made by a board of three reputable real estate appraisers, each of whom shall be a member of the American Institute of Real Estate Appraisers and shall have no disqualifying interest, as that term is hereinafter defined. One appraiser shall be appointed by the person or persons holding such Partnership Interest and a second appraiser shall be appointed by the Partner desiring to purchase the same. A third appraiser shall be appointed by the first two appraisers. If the first two appraisers are unable to agree on a third appraiser within thirty (30) days after the appointment of the second of them to be appointed, or if either side refuses, is unable to or neglects to appoint an appraiser as herein provided, then such third appraiser or such other appraiser whose appointment was not made as aforesaid shall be appointed by the then President of the American Institute of Real Estate Appraisers or such successor body hereafter constituted exercising similar functions, unless such President shall have any direct or indirect financial or other business interest in any of the parties having a power to appoint an appraiser, jointly or alone, other than financial holdings of not more than one percent (1%) of the value of any class of securities issued by any such party or by any corporation or partnership affiliated therewith (hereinafter referred to as a "disqualifying interest"), in which case the third appraiser or such other appraiser whose appointment was not made as aforesaid shall be appointed by the highest ranking officer of the American Institute of Real Estate Appraisers or such successor body who shall not have a disqualifying interest. Each appraiser shall within 60 days after the appointment of the third appraiser make his valuation on the basis of the value of an interest irrespective of the proportion of ownership or control of the Partnership such interest represents or whether it is a general or limited Partnership Interest. If the determinations of any two or all three of the appraisers shall be identical in amount, such amount shall be deemed to be the fair market value of the interest in question. If the determinations of all three appraisers shall be different in amount the highest value shall be averaged with the middle value (the average being hereinafter referred to as Sum A), the lowest appraised value shall be averaged with the middle value (the average being hereinafter referred to as Sum B), and the fair market value of the interest in question shall be determined as follows:
           (a) if neither Sum A nor Sum B differs from the middle appraised value by more than five percent (5%) of such middle appraised value, then the fair market value of the interest in question shall be deemed to be the average of the three appraisals;
           (b) if either Sum A or Sum B (but not both of the sums) differs from the middle appraised value by more than five percent (5%) of such middle appraised value, then the fair market value of the interest in question shall be deemed to be the average of the middle appraised value and the appraised value closest in amount to the middle value; and
           (c) if both Sum A and Sum B differ from the middle appraised value by more than five percent (5%) of such middle appraised value, the appraisal shall have no force and effect, and the fair market value of the interest in question shall be similarly determined by a panel of three qualified real estate appraisers who shall be members of the American Institute of Real Estate Appraisers and who shall have no disqualifying interest. Such panel shall be appointed by the then President of the American Institute of Real Estate Appraisers or such successor body hereafter constituted exercising similar functions, unless such President shall have a disqualifying interest, in which case the panel shall be appointed by the highest ranking officer of the American Institute of Real Estate Appraisers or such successor body hereafter constituted exercising similar functions who shall not have a disqualifying interest.
           The costs of this appraisal procedure shall be borne equally by the buying and selling Partner.
                         ARTICLE VIII
                          Liabilities
           SECTION 8.01. Liabilities. The liabilities of the Partnership or of the Partners and the partners in the Partners as a part of or arising out of any of the activities of the Partnership shall be covered by appropriate policies of public liability insurance to be purchased by the Partnership. (It being the intention of the parties that all potential liabilities be covered by insurance consistent with the Insurance Guidelines from time to time Approved by the General Partners.) In the event that any liability arising out of any activities of the Partnership shall not be adequately covered by such public liability insurance, the amount of liability not so insured shall, subject to Section 8.02, first be satisfied out of the assets of the Partnership, and if such assets are not sufficient fully to satisfy the amount of the liability not so insured each Partner which shall have been a General Partner during such period shall be responsible for the balance of any amount due in proportion to the amount its Partnership Interest bears to the aggregate of the Partnership Interests of all such General Partners; provided, however, that for purposes of this
Section 8.01 the aggregate Partnership Interests of the General Partners (other than DW) shall be equal to the aggregate Partnership Interests of all Partners (other than DW). In the event a General Partner shall have paid an amount in excess of its share of any such liability, the other of such General Partners and the Limited Partners to the extent of their interests in the Partnership shall promptly reimburse such General Partner to the extent of such excess. Nothing in this Section 8.01 shall be deemed to affect the obligations of the Partners to make capital contributions or otherwise contribute funds to the Partnership pursuant to this Agreement.
           SECTION 8.02. Indemnification; No Recourse. (a) Each Partner shall indemnify each other Partner and hold harmless each such other Partner against and from all claims, demands, actions, damages, losses, liabilities, costs and expenses which shall or may arise by virtue of anything done or omitted to be done by the former (or by any of its partners, agents, employees or other representatives) which is outside the scope, or in breach of the terms, of this Agreement or which constitutes gross negligence or wilful misconduct. Any Partner having any claim, demand, action or right of action against any other Partner and seeking indemnification or any other remedies therefor whether under this Section or Section 8.01 shall look only to the interest of the indemnifying Partner in the Partnership, and no Partner shall seek satisfaction of such indemnity from any other assets of any other Partner or any partner of any other Partner; provided, however, that the foregoing limitations shall not be applicable with respect to
(i) any claim for indemnity based upon gross negligence or wilful misconduct or (ii) any amount paid to third persons by any General Partner in excess of its share of any liability and for which it seeks reimbursement from any other General Partner pursuant to the second to last sentence of Section 8.01 or (iii) any claim for indemnity arising out of the covenants to make capital contributions pursuant to Section 3.01. In no event shall any Partner seek satisfaction of any claim for indemnity against a limited partner of any other Partner, except to the extent that such limited partner shall have guaranteed any obligations of such other Partner pursuant to a separate agreement and then only in accordance with such separate agreement. Nothing contained in this Section 8.02 shall be construed to limit or restrict the rights of DW under the Purchase Agreement (including, without limitation, under Sections 10 and 11 thereof).
           (b) Any Partner claiming an indemnity under this Agreement shall give notice of the existence of the claim as soon as practicable to the indemnifying party (provided that failure to give such notice shall not relieve the indemnifying party of its liabilities except to the extent it is prejudiced thereby), and the indemnifying party shall control the defense or settlement of any third party claim, demand or action which it is indemnifying in its entirety.
           (c) Notwithstanding anything contained in sections 8.01 and 8.02 to the contrary, in computing Net Cash Flow and Capital Proceeds any liabilities which pursuant to Section 4(D) of the Purchase Agreement shall not be the responsibility of DW (and which have not been previously paid to DW or to creditors of the Partnership for the account of DW by the other Partners), and any other unpaid claim of DW for indemnification under the Purchase Agreement which shall have been established by arbitration or court order or consented to, shall be charged to the Partners (other than
DW) in proportion to their Partnership Interests.
                          ARTICLE IX
                            General
           SECTION 9.01. Other Businesses. Each Partner shall have the right to engage in other businesses and ventures of every nature, including, without limitation, the ownership, management, improvement and operation of other real estate, including real estate located in the vicinity of and/or competitive with the Property, provided that each of Wilson and Ream will act in good faith in conducting business for and with the Partnership and, in determining good faith, transactions of each of them will be considered as a whole on an ongoing basis (as opposed to an individual basis), and provided further, that Wilson and Ream and their affiliates shall not divulge any nonpublic information with respect to the Partnership or the Property to any third persons for the benefit of, or in connection with, any other project or venture (other than Campus Drive).
           SECTION 9.02. Notices. All notices, demands or other communications hereunder shall be in writing and shall be deemed to have been given on (i) the date of delivery, if delivered by hand,
(ii) upon confirmation of receipt if sent by independent courier service guaranteeing one-day delivery, or (iii) the seventh day after mailing, if mailed first-class, postage prepaid, United States registered or certified mail; in each case, to the parties at the addresses set forth below or at such other addresses as such parties may designate by notice to the other parties:
           (i)  if to DW, in care of:
                Dean Witter Realty Inc.
                130 Liberty Street
                New York, New York  10005
                Attention of Ronald DiPietro,

                with a copy to

                Cravath, Swaine & Moore
                One Chase Manhattan Plaza
                New York, N.Y.  10005
                Attention of William P. Dickey, Esq.

           (ii)  if to Wilson, at:

                William Wilson & Associates
                2929 Campus Drive
                Suite 450
                San Mateo, California  94403

                with a copy to

                Farella, Braun & Martel
                235 Montgomery Street
                San Francisco, California
                Attention of Lee Van Boven, Esq.

           (iii)  if to Ream, at:

                Borel Estate Company
                2988 Campus Drive
                Suite 300
                San Mateo, California  94403

           (iv) if to the Limited Partners, at their addresses set forth in Exhibit A.
           SECTION 9.03. Applicable Law. This Agreement and the obligations of the parties hereunder shall be interpreted, construed and enforced in accordance with the laws of the State of California.
           SECTION 9.04.  Brokers.  [Intentionally Omitted.]
           SECTION 9.05. Entire Agreement. This Agreement contains the entire agreement among the parties hereto relative to the continuation and operations of the Partnership.
           SECTION 9.06. Waiver. No consent or waiver, express or implied, by any party hereto of any breach or default by any other party hereto in the performance of its obligations hereunder shall be deemed or construed to be a consent or waiver to or of any other breach or default in the performance by such party of the same or any other obligations of such party hereunder. Failure on the part of any party to complain of any act or failure to act of another party or to declare another party in default, irrespective of how long such failure continues, shall not constitute a waiver by such party of its rights hereunder.
           SECTION 9.07. Severability. If any provision of this Agreement or the application thereof to any person or circumstance shall be invalid or unenforceable to any extent, the remainder of this Agreement and the application of such provisions to other persons or circumstances shall not be affected thereby and shall be enforced to the greatest extent permitted by law.
           SECTION 9.08. Relationship of the Partners. The relationship between the Partners shall be limited to the performance of the transactions contemplated by this Agreement and in accordance with the terms of this Agreement. The relationship set forth in this Agreement shall be construed and deemed to be a limited partnership under the laws of the State of California created for the sole purpose of carrying out the transactions contemplated hereby. Nothing herein shall be construed to authorize any Partner to act as general agent for any other. Nothing in this Agreement shall be deemed to create any right in any creditor or other person not a party hereto (other than the successors and assigns of a party hereto and, to the extent expressly provided herein, the general partners of DW) and this instrument shall not be construed in any respect to be a contract in whole or in part for the benefit of any other party except as aforesaid. Except as otherwise provided herein, all provisions of this Agreement shall be binding upon, inure to the benefit of and be enforceable by and against the respective heirs, executors, administrators, legal representatives, successors and permitted assigns of the Partners. Any permitted assignee of DW's entire Partnership Interest shall succeed to all the rights and obligations of DW hereunder provided such assignee agrees to be bound hereby, and upon such assignment and assumption DW shall be released from its obligations hereunder.
           SECTION 9.09. Further Assurances. The parties hereto shall execute and deliver such further instruments and do such further acts and things as may be required to carry out the intent and purposes of this Agreement.
           SECTION 9.10. Counterparts. This Agreement may be executed in counterparts and as so executed shall constitute one agreement.
           SECTION 9.11. Captions. Captions contained in this Agreement are inserted only as a matter of convenience and in no way define, limit, extend or describe the scope of this Agreement or the intent of any provision hereof.
           SECTION 9.12. Waiver of Partition. Each Partner hereby irrevocably waives any right to partition the Partnership Assets.
           SECTION 9.13. Certain Definitions. (a) Whenever the context may require, any pronouns used herein shall include the corresponding masculine, feminine or neuter forms, and the singular form of nouns and pronouns shall include the plural and vice versa. Terms such as "herein," "hereby," "hereunder" and "hereof," unless the context otherwise requires, refer to this Agreement as a whole and not to the Articles, Sections or other subdivisions where the terms appear. References herein to any agreement or other instrument shall, unless the context otherwise requires, be deemed references to the same as it may from time to time be changed, amended or extended in accordance with its terms.
           (b) The term "person" shall include an individual, corporation, partnership, association, trust, joint stock company or unincorporated organization.
           (c) An "affiliate" of a specified person is a person who, directly or indirectly through one or more intermediaries, controls, or is controlled by, or is under common control with, the person specified.
           (d) The "bankruptcy" of a person shall be deemed to have occurred or a person shall be deemed "bankrupt" upon the happening of any of the following: (i) the filing of an application by such person for, or a consent to, the appointment of a trustee of its or his assets; (ii) the filing by such person of a voluntary petition in bankruptcy or the seeking of relief under Title 11 of the United States Code, as now constituted or hereafter amended, or the filing of a pleading in any court of record admitting in writing its or his inability to pay its or his debts as they come due; (iii) the making by such person of a general assignment for the benefit of creditors; (iv) the filing by such person of an answer admitting the material allegations of, or its or his consenting to, or defaulting in answering, a bankruptcy petition filed against it or him in any bankruptcy proceeding or petition seeking relief under Title 11 of the United States Code, as now constituted or as hereafter amended; or (v) the entry of an order, judgment or decree by any court of competent jurisdiction adjudicating such person a bankrupt or appointing a trustee of its or his assets, and such order, judgment or decree continues unstayed and in effect for a period of 60 consecutive days.
           (e) The term "Campus Drive" shall mean Campus Drive Investment Company, a California limited partnership. The term "Campus Drive Partnership Agreement" shall mean the Amended and Restated Agreement of Limited Partnership of Campus Drive dated as of the date hereof, as amended from time to time.
           (f) The term "Permitted Transferee" shall mean, with respect to any person, such person under declaration of trust, or any parent, spouse, brother, sister, lineal descendant or adopted descendant of such person. Any transfer of a Partnership Interest to a Permitted Transferee may be by declaration of trust, inter vivos gift, specific testamentary disposition or for consideration.
           SECTION 9.14. Power of Attorney. Each Limited Partner hereby irrevocably constitutes and appoints each General Partner and any person hereafter admitted pursuant to this Agreement as a successor or additional General Partner, acting singly or collectively (the "Attorneys"), in each case with full power of substitution, the true and lawful attorney-in-fact of such Limited Partner, with full power and authority in such Limited Partner's name, place and stead, to make, execute, verify, consent to, swear to, make oath as to, acknowledge, publish, record and file all of the following:
           (i) the New Certificate or any amendment thereto and any other agreements, certificates, consents or other instruments said Attorneys, or any of them, deem necessary or appropriate for the purpose of giving effect to the provisions of this Agreement and to preserve the character of the Partnership as a limited partnership, the execution and delivery by any of said Attorneys of any such agreement, certificate, consent or other instrument being conclusive evidence that said execution and delivery was authorized hereby;
           (ii) any and all amendments to or modifications of this Agreement and of the instruments described in subparagraph (i) hereof (including, without limitation, amendments of this Agreement necessary to effect the addition, removal or substitution of one or more General or Limited Partners or changes in Partnership Interests pursuant to Section 3.02(e) or otherwise), provided that each such amendment of this Agreement is adopted in accordance with or made pursuant to the terms of this Agreement, the execution and delivery by any of said Attorneys of any such amendment or modification being conclusive evidence that such execution and delivery was authorized hereby;
           (iii) any and all certificates and other instruments which may be required to effectuate the dissolution and termination of the Partnership pursuant to the provisions of this Agreement, the execution and delivery by any of said Attorneys of any such certificate or other instrument being conclusive evidence that such execution and delivery was authorized hereby; and
           (iv) all such other instruments as shall be Approved by the General Partners as necessary or desirable to carry out fully the provisions of this Agreement in accordance with its terms, the execution and delivery of such instruments by any of said Attorneys being conclusive evidence that said execution and delivery was authorized hereby.
           Each Limited Partner acknowledges that the Power of Attorney hereby granted is coupled with an interest and is irrevocable. Said Power of Attorney shall survive the death or incapacity of such Limited Partner, or, if such Limited Partner is a partnership, corporation, trust or other entity, the dissolution, liquidation or termination thereof, or the assignment of such Limited Partner's limited Partnership Interest or any part thereof. If such Limited Partner transfers its limited Partnership Interest, the Power of Attorney granted hereby shall remain in effect for the purpose of and for the length of time necessary to effectuate and complete such transfer.
           SECTION 9.15. Amendments. Except as provided in this Agreement, this Agreement may not be modified or amended unless (i) such modification or amendment has been Approved by the General Partners and (ii) in the case of any modification or amendment increasing the obligation of the Limited Partners to make capital contributions or increasing their proportionate share of Shortfall Loans (other than as a result of changes in Partnership Interests in accordance with this Agreement), decreasing the rights of Limited Partners hereunder to Net Cash Flow or Capital Proceeds, or amending
Section 2.01(d) or this Section 9.15, such modification or amendment has been approved in writing by a majority in interest of the Limited Partners (based upon Partnership Interests).
           IN WITNESS WHEREOF, this Agreement is executed as of the date first set forth above.
                     GENERAL PARTNERS:

                     PENINSULA/DW ASSOCIATES

                          by POP/DW Associates, a California
                          Limited Partnership, General
                          Partner

                               by:   POP/Liberty Street
                                     Associates, a California
                                     Limited Partnership,
                                     General Partner

                                   /s/Warren B. Lane
                               by:___________________
                                          Warren B. Lane
                                          General Partner


                               by:   Dean Witter Realty Growth
                                     Properties, L.P., General
                                     Partner

                                     by:  Dean Witter Realty
                                          Growth Properties
                                          Inc.,
                                          Managing General
                                          Partner

                                              /s/Warren B. Lane
                                          by:___________________
                                               Warren B. Lane
                                               Sr. Vice
                                               President

                               /s/William Wilson III
                               __________________________________
                                     William Wilson III

                               /s/Miller Ream
                               __________________________________
                                     Miller Ream


LIMITED PARTNERS:  By:    William Wilson III as Attorney-in-Fact
                          for the limited partners whose names are
                          set forth below:

                          John W. Leyerzaph

                          Paul Moore Denison, Trustee
                               under Trust Agreement
                               dated April 6, 1976

                          C. David Robinson

                          David H. Knott

                          Dr. Albert C. Hass

                          Richard M. Lavenstein, Trustee
                               of the Richard M. Lavenstein Trust
                               dated April 30, 1975

                          Ceasar Villano

                          Roger C. and Carmen
                           Stuhlmuller

                          Gilbert E. Bovet

                          Webcor Investment Company,
                           a California limited partnership

                          /s/William Wilson III
                          ________________________________
                          William Wilson, III

                          H. Whitwell Wales
                          by Miller Ream as his Attorney-in-Fact

                          /s/Miller Ream
                          _____________________________
                               Miller Ream


OUTGOING PARTNERS: BOREL DEVELOPMENT COMPANY
                      a partnership

                     By:  Borel Estate Company, general
                          partner

                          By:  Ream Wilson, a limited
                               partnership, general partner

                             /s/William Wilson III
                          By:____________________________
                               William Wilson III,
                               general partner

                             /s/Miller Ream
                          By:____________________________
                               Miller Ream,
                               general partner

                         /s/Gilbert E. Bovet
                     By: _________________________________
                          Gilbert E. Bovet, general partner

                              /s/Miller Ream
                          By: ___________________________
                               Miller Ream, attorney-in-fact

                     By:  Wilson & Ream, general partner

                              /s/William Wilson III
                          By:____________________________
                               William Wilson III,
                               general partner

                             /s/Miller Ream
                          By:____________________________
                               Miller Ream, general partner

                     By:  Borel Estate Company,
                          general partner

                          By:  Ream Wilson, a limited
                               partnership, general partner

                                  /s/William Wilson III
                               By:________________________
                                     William Wilson III,
                                     general partner

                                  /s/Miller Ream
                               By:________________________
                                     Miller Ream, general partner

                             /s/Gilbert E. Bovet
                          By:_______________________________
                               Gilbert E. Bovet, general partner

                                   /s/Miller Ream
                               By:_________________________
                                     Miller Ream,
                                     Attorney-in-Fact

           The following outgoing partners by William
           Wilson III as their attorney-in-fact:

                Peter V. Hall

                Gate King Properties, Inc.

                Carolyn Henley

                Roberta McWilliams Mathews

                Kevin S. McWilliams

                Keith B. McWilliams

                Richard D. Freemon, Trustee
                   under Inter Vivos Trust of
                   Richard D. Freemon dated
                   August 1, 1980

                Harold J. Freemon

                Webcor Builders Inc.
                   Profit Sharing Fund

           /s/William Wilson III
           _______________________________
                William Wilson III